UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2011

SONIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-18859	73-1371046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Johnny Bench Drive Oklahoma City, Oklahoma		73104
(Address of Principal Executive Offices)		(Zip Code)

(405) 225-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Sonic Corp. (the “Corporation”) was held on January 6, 2011. Matters voted upon by stockholders at that meeting were:

Proposal 1

Each of the nominees was elected a director to hold office for a three-year term expiring at the Annual Meeting of Stockholders in 2014 or until his or her successor is elected and qualified. The voting results were as follows:

Nominee	For	Withhold Authority	Broker Non-Vote
Douglas N. Benham	50,112,582	1,908,282	4,698,208
H.E. Rainbolt	48,113,927	3,906,937	4,698,208
Jeffrey H. Schutz	41,782,016	10,238,848	4,698,208
Kathryn L. Taylor	50,197,885	1,822,979	4,698,208

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
52,786,383	3,831,308	101,381	—

Proposal 3

The stockholder proposal for a policy requiring an independent Chairman of the Board of Directors was not approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
18,927,133	32,430,430	663,301	4,698,208

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC CORP.

Date: January 10, 2011	By:	/S/ STEPHEN C. VAUGHAN
Stephen C. Vaughan,
Executive Vice President and Chief Financial Officer